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                                  EXHIBIT 99.3


  MISSISSIPPI CHEMICAL CORPORATION UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

    The unaudited pro forma financial information set forth below is presented to show the pro forma effect of the acquisition of certain assets and assumption of certain liabilities of New Mexico Potash Corporation ("NMPC") and Eddy Potash, Inc. ("Eddy"), collectively referred to as the "Potash Companies," as if the transaction had been consummated on June 30, 1996, for balance sheet presentation purposes and July 1, 1995, for income statement presentation purposes pursuant to the assumption and adjustments in the accompanying Notes to Mississippi Chemical Unaudited Condensed Pro Forma Consolidated Financial Statements. The acquisition will be accounted for as a purchase. The allocation of the purchase price has not been finally determined; accordingly, the amounts reflected below may differ from the amounts that would have been determined if the final purchase price allocation had been determined.

    The following pro forma information is not necessarily indicative of the results of operation and financial position of Mississippi Chemical as they may be in the future or they might have been had the acquisition occurred as of the respective dates assumed. This pro forma information should be read in conjunction with the historical Consolidated Financial Statements of Mississippi Chemical and its current report on Form 8-K dated September 3, 1996 which has been incorporated herein by reference. This pro forma information should also be read in conjunction with the historical financial statements as of and for the period ended December 31, 1995, for the Potash Companies included in this document.





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  MISSISSIPPI CHEMICAL CORPORATION UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET
                                 JUNE 30, 1996
                                 (IN THOUSANDS)

The following Unaudited Condensed Pro Forma Consolidated Balance Sheet is based on (i) the audited historical Consolidated Balance Sheet of Mississippi Chemical as of June 30, 1996, and (ii) the unaudited historical combined balance sheet of the Potash Companies as of June 30, 1996, and has been prepared to reflect the acquisition by Mississippi Chemical of the Potash Companies after giving effect to the pro forma adjustments described in the Notes as if the acquisition had occurred on June 30, 1996.

                                                  Mississippi                                     Mississippi
                                                   Chemical       Potash         Pro Forma         Chemical
                                                  Historical     Companies      Adjustments       Pro Forma
                                                  ----------     ---------      -----------       ---------
Current Assets:
    Cash and cash equivalents                     $  60,214      $    --        $ (55,112)(2)     $   5,102
    Accounts receivable                              34,630          7,104           --              41,734
    Inventories                                      40,633          7,771           --              48,404
    Prepaid expenses and other current assets         6,172          3,884           --              10,056
                                                  ---------      ---------      ---------         ---------
         Total current assets                       141,649         18,759        (55,112)          105,296

Investments and other assets:
    Investments                                      15,478           --             --              15,478
    Other                                            12,189           --             --              12,189
                                                  ---------      ---------      ---------         ---------
         Total investments and other assets          27,667           --             --              27,667

Properties held for sale                             52,919           --             --              52,919

Property, plant and equipment, at cost, less
    accumulated depreciation, depletion and
    amortization                                    118,771         14,286         30,814(1)        163,871
                                                  ---------      ---------      ---------         ---------
                                                  $ 341,006      $  33,045      $ (24,298)        $ 349,753
                                                  =========      =========      =========         =========
Current liabilities:
    Long-term debt due within one year            $      78      $    --        $    --           $      78
    Accounts payable and accrued liabilities         54,720          8,805                           63,525
    Income taxes payable                              5,238            (58)                           5,180
                                                  ---------      ---------      ---------         ---------
         Total current liabilities                   60,036          8,747           --              68,783

Other long-term liabilities and deferred
    credits                                          18,218           --             --              18,218

Deferred income taxes                                14,927           --             --              14,927

Commitments and contingencies

Shareholders' equity:
    Common stock                                        229           --             --                 229
    Additional paid-in capital                      178,364           --             --             178,364
    Retained earnings                                99,814           --             --              99,814
    Parent company investment in subsidiaries
      sold                                             --           24,298        (24,298)(1)          --
    Treasury stock                                  (30,582)          --                            (30,582)
                                                  ---------      ---------      ---------         ---------
         Total shareholders' equity                 247,825         24,298        (24,298)          247,825
                                                  ---------      ---------      ---------         ---------
                                                  $ 341,006      $  33,045      $ (24,298)        $ 349,753
                                                  =========      =========      =========         =========


The Unaudited Condensed Pro Forma Consolidated Balance Sheet should be read in conjunction with the accompanying notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements.





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  MISSISSIPPI CHEMICAL CORPORATION UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                INCOME STATEMENT
                    FOR THE FISCAL YEAR ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER-SHARE DATA)

The following Unaudited Condensed Pro Forma Consolidated Income Statement for the fiscal year ended June 30, 1996, is based on (i) the audited historical Consolidated Statement of Income of Mississippi Chemical for the fiscal year ended June 30, 1996, and (ii) the unaudited combined statement of income of the Potash Companies for the fiscal year ended June 30, 1996, after giving effect to the pro forma adjustments described in the Notes. Such adjustments have been made assuming that the acquisition by Mississippi Chemical of the Potash Companies took place on July 1, 1995.

                                            Mississippi                                   Mississippi
                                             Chemical      Potash         Pro Forma        Chemical
                                            Historical    Companies      Adjustments       Pro Forma
                                            ----------    ---------      -----------       ---------
Net Sales                                   $ 428,789     $  53,986      $     -           $ 482,775

Operating expenses:
    Cost of products sold                     291,403        51,142           (759)(3)       341,786
    Selling, general and administrative        52,568         1,511            -              54,079
                                            ---------     ---------      ---------         ---------
                                              343,971        52,653           (759)          395,865
Operating Income                               84,818         1,333            759            86,910

Other Income (expense):
    Interest, net                               2,229           -           (2,446)(4)        (1,028)
                                                                              (811)(4)
    Other                                       1,446           298             -              1,744
                                            ---------     ---------      ---------         ---------

Income before income taxes                     88,493         1,631         (2,498)           87,626

Income tax expense                             34,315           652           (981)(5)        33,986
                                            ---------     ---------      ---------         ---------

Net income                                  $  54,178     $     979      $  (1,517)        $  53,640
                                            =========     =========      =========         =========

Earnings per share                          $    2.46                                      $    2.44
                                            =========                                      =========


The Unaudited Condensed Pro Forma Consolidated Income Statement should be read in conjunction with the accompanying notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements.


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                          NOTES TO UNAUDITED CONDENSED
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

Balance sheet adjustments

The Unaudited Condensed Pro Forma Consolidated Balance Sheet gives effect to the adjustments set forth below necessary to reflect the acquisition of the Potash Companies for approximately $55 million of cash.

(1) Allocation of the Potash Companies' purchase price adjustments.

(2) Cash paid for purchase of the Potash Companies.

Income statement adjustments

The Unaudited Condensed Pro Forma Consolidated Income Statement gives effect to the following pro forma adjustments necessary to reflect the acquisition of the Potash Companies:

(3) Adjustments to the Potash Companies to reflect the application of purchase accounting adjustments and MCC accounting policies relating to depreciation on property, plant and equipment.

(4) Estimated foregone interest income on cash used to purchase the Potash Companies of $2,446 and incremental interest expense of $811 for approximately $11,000 of debt assumed to have been incurred to fund the purchase.

(5) Reflects tax effects of the purchase price adjustments and interest charges.





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